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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 3 to Registration Statement No. 333-05525 of E*TRADE Group, Inc. of our report dated November 20, 1995 (July 19, 1996 as to Note 10), appearing in the Prospectus, which is part of the Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

August 8, 1996